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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):    JUNE 4, 2003


                           FREMONT GENERAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                     NEVADA
                 (State or Other Jurisdiction of Incorporation)


         1-8007                                          95-2815260
(Commission File Number)                    (I.R.S. Employer Identification No.)

         2020 SANTA MONICA BOULEVARD - SUITE 600 SANTA MONICA, CA 90404
               (Address of Principal Executive Offices) (Zip Code)

                                 (310) 315-5500
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changes Since Last Report)





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     ITEM  5.    OTHER EVENTS


          On June 4, 2003, Fremont General Corporation (the "Company") reported that in the Superior Court of the State of California for the County of Los Angeles, the Insurance Commissioner of the State of California was granted an order of conservation over Fremont Indemnity Company ("FIC"). The conservation order incorporates the July 2, 2002 Letter Agreement of Run-Off and Regulatory Oversight between the California Department of Insurance, the Company and FIC (the "Agreement"), and also provides that nothing in the order is intended to modify any of the provisions of the Agreement. FIC is the Company's discontinued workers' compensation insurance subsidiary and the Agreement was included as an exhibit to the Company's Form 8-K which was filed on July 19, 2002.

          The Company, during the fourth quarter of 2002, established a reserve representing the maximum amount of potential cash contributions to be made to FIC under the Agreement. Pursuant to the provisions of the Agreement, the granting of an order of conservation prior to March 1, 2004 extinguishes the obligation of the Company to provide any further cash contributions to FIC. The Company anticipates that during the second quarter of 2003, it will reverse the remaining recorded reserve for the potential future cash contributions to FIC.



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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                       FREMONT GENERAL CORPORATION


     Date:  June 4, 2003               BY: /s/    PATRICK E. LAMB
                                       -----------------------------------------
                                       Patrick E. Lamb, Senior Vice President,
                                       Controller and Chief Accounting Officer



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